Exhibit 1
                                                                       ---------
                   Amended and Restated Joint Filing Agreement

This Amended and Restated Joint Filing Agreement, dated as of November 12, 2009 among Pinetree Resource Partnership, Pinetree Capital Ltd. and Sheldon Inwentash (collectively, the "Parties"), amends and restates the Joint Filing Agreement between Pinetree Resource Partnership and Pinetree Capital Ltd. dated as of September 12, 2008.

Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, $0.0001 par value per share, of Nearctic Nickel Minus. ("Schedule 13D") and it will file the Schedule 13D on behalf of itself.

Each of the  Parties  agrees  to be  responsible  for the  timely  filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, but not for the completeness or accuracy of the information concerning the other Parties except to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.

                                PINETREE RESOURCE PARTNERSHIP


                                By: /s/ Larry Goldberg
                                    ------------------
                                    Name: Larry Goldberg
                                    Title:Authorized Signing Officer



                                PINETREE CAPITAL LTD.


                                By: /s/ Larry Goldberg
                                    ------------------
                                    Name: Larry Goldberg
                                    Title:Executive Vice President and
                                          Chief Financial Officer



                                /s/ Sheldon Inwentash
                                ----------------------
                                  Sheldon Inwentash


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